Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-130126
Final Term Sheet

Issuer:	Aetna Inc.
Issue Date:	June 6, 2006
Settle Date:	June 9, 2006 (T+3 days)
Coupon Dates:	December 15, June 15
First Coupon Date:	December 15, 2006

	5-Year	10-Year	30-Year
Size:	$450,000,000	$750,000,000	$800,000,000
Maturity Date:	June 15, 2011	June 15, 2016	June 15, 2036
Coupon:	5.750%	6.000%	6.625%
Price to Public:	99.891%	99.405%	99.804%
Underwriting Fees:	0.600%	0.650%	0.875%
Make-Whole Call:	T + 15 basis points	T + 20 basis points	T + 25 basis points
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup toll-free at 1-877-858-5407, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or JPMorgan collect at 1-212-834-4533.